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                                                                 EXHIBIT 10.12

                               MEDITE CORPORATION

                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


         1. Purpose. The purpose of the Medite Corporation 1995 Non-Employee Director Stock Option Plan is to promote the interests of the Company by providing an inducement to obtain and retain the services of qualified persons who are neither employees nor officers of the Company to serve as members of the Board of Directors.

         2.      Definitions.

                 (a) "Annual Earnings Release" shall mean the press release issued by the Company after its fiscal year end which briefly summarizes the financial performance of the Company during the prior fiscal year.

                 (b) "Board" shall mean the Board of Directors of the Company.

                 (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 (d) "Company" shall mean Medite Corporation, a Delaware corporation.

                 (e) "Director" shall mean any person serving as a member of the Board.

                 (f) "Disability" shall mean the condition of an Optionee who is unable to engage in any substantial gainful activities by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

                 (g) "Eligible Directors" shall mean those members of the Board eligible to participate in the Plan.

                 (h) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 (i) "Fair Market Value" shall mean (i) if the primary market for the Stock is a national securities exchange, the NASDAQ National Market System, or another market quotation system in which last sale transactions are reported on a contemporaneous basis, such fair market value shall be deemed to be the last reported sale price of the Stock on such exchange or in such quotation system on the day on which the Option shall be granted (or such other relevant valuation date specified herein), or if there shall not
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have been a sale on such exchange or reported through such system on such trading day, the last reported sale of the Stock on such exchange or quotation system on the nearest preceding date upon which a sale occurred; and (ii) if the primary market for the Stock is a not such an exchange or quotation system in which transactions are contemporaneously reported, such fair market value shall be deemed to be the closing or last bid quotation in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through NASDAQ, its automated system for reporting quotations, or its successors (or such other generally accepted source of publicly reported bid quotations as the Company may reasonably designate) on the day on which the Option shall be granted (or such other relevant valuation date specified herein). Notwithstanding anything herein to the contrary, for purposes of the initial grant of Options pursuant to Section 6(a)(i) hereof, "Fair Market Value" shall be deemed to be the price per share of the shares sold to the public in connection with the Public Offering.

                 (j) "Ineligible Directors" shall mean those members of the Board who are not eligible to participate in the Plan.

                 (k) "Option" shall mean an option to purchase shares of Stock, granted pursuant to the Plan and subject to the terms and conditions described in the Plan, which is not an incentive stock option within the meaning of Code Section 422.

                 (l) "Optionee" shall mean a non-employee director of the Company or any subsidiary who is designated to receive Options pursuant to
Section 4.

                 (m) "Plan" shall mean the Medite Corporation 1995 Non-Employee Director Stock Option Plan, as it may be amended from time to time pursuant to Section 8.

                 (n) "Public Offering" shall mean the sale by the Company of certain shares of its authorized but unissued shares of Stock to certain underwriters as contemplated by the Registration Statement.

                 (o) "Registration Statement" shall mean the Company's Registration Statement on Form S-1 (No. 33-57981) filed with the SEC on March 1, 1995 in connection with the proposed public offering by the Company of certain of its authorized but unissued shares of Stock, as amended from time to time.

                 (p)      "SEC" shall mean the Securities and Exchange
Commission.

                 (q)      "Stock" shall mean the Company's $.01 par value
Common Stock.

                 (r)      "Subsidiary" shall mean a subsidiary corporation as





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defined in Code Section 424(f).

         3. Administration. The Plan shall be administered by the Ineligible Directors. Grants of Options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Section
6. The Ineligible Directors, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions thereunder and to adopt and amend such rules and regulations for the administration of the Plan as they may deem desirable. Any interpretation, determination, or other action made or taken by the Ineligible Directors shall be final, binding, and conclusive. Any action reduced to writing and signed by all of the Ineligible Directors shall be as fully effective as if it had been taken by a vote at a meeting duly called and held. None of the Ineligible Directors shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options.

         4. Eligibility. All members of the Board shall be eligible to participate in the Plan unless they are (1) employees of the Company or (2) employees of any Subsidiary of the Company

         5.      Shares Subject to the Plan

                 (a) Class. The shares which are to be made the subject of awards granted under the Plan shall be the Company's authorized but unissued Stock. In connection with the issuance of Stock under the Plan, the Company may repurchase Stock in the open market or otherwise.

                 (b) Aggregate Amount. The total number of shares of Stock under the Plan shall not exceed 65,000 shares (subject to adjustment under Section 9(c)). If any outstanding Option under the Plan expires or is terminated for any reason, then the Stock allocable to the unexercised portion of such Option shall not be charged against the limitation of this Section 5(b) and may again become the subject of an Option granted under the Plan.

         6. Terms, Conditions and Form of Options. Each Option granted under the Plan shall be evidenced by a written agreement in such form as the Ineligible Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

                 (a) Option Grant Dates. Options shall be granted to all Directors who are Eligible Directors on the date of the grant: (i) as to an initial grant, on the date of the first sale by the Company of shares of Stock to the underwriters in the Public Offering, as contemplated by the Registration Statement and (ii) thereafter automatically each year beginning in 1996 on the date which is three business days after the issuance of the Company's Annual Earnings Release. The grant of such Options is specifically made subject to the satisfaction of





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the eligibility requirements set forth in Section 4, stockholder approval as described in Section 9(g) and consummation of the Public Offering as described in Section 9(h). In the event that such conditions are not met with respect to any Option granted pursuant to the Plan, such Option shall terminate and end.

                 (b) Option Formula. Each Eligible Director will be entitled to receive an Option to purchase 1,000 shares of Stock on the grant date of the Option, without further action by the Board; provided, however, that with respect to the initial grant as provided by Section 6(a)(i) hereof, each Eligible Director on such date of grant will be entitled to receive an Option to purchase 5,000 shares of Stock.

                 (c) Period of Options. Options shall become exercisable no sooner than one year after the grant date of the Option; provided, however, that any Option granted pursuant to the Plan shall become exercisable in full upon the death or disability of the Optionee or, upon the Optionee ceasing, for any reason including retirement, to serve on the Board. Options shall terminate upon the expiration of five years from the date upon which such Options were granted (subject to prior termination as hereinafter provided).

                 (d) Option Price. The price per share of Stock at which an Option may be exercised shall be equal to the Fair Market Value of the price per share of Stock on the date the Option is granted.

                 (e) Exercise of Options. Options may be exercised (in full or in part) only by written notice of exercise delivered to the Company at its principal executive office, accompanied by payment, in cash, equal to the full option price for the shares of Stock which are exercised.

                 (f) Options Non-Transferable. No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. No interest of any Optionee under an Option or the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. During the lifetime of the Optionee, Options shall be exercisable only by the Optionee who received them or the Optionee's guardian or legal representative.

                 (g) Death or Disability of Optionee. If an Optionee shall terminate performance of services for the Company as a director because of death or Disability, or shall die after termination of performance of services for the Company as a director but while he could have exercised an Option, that Option may be exercised, to the extent that the Optionee was entitled to do so at the date of termination of performance of services, at any time or from time to time, within one year after the date of death or termination of performance of services because of Disability, but in no event later than the expiration date specified pursuant to Section 6(c). In the case of death, exercise may be made by the





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person or persons to whom the Optionee's rights under the Option pass by will or applicable law, or if no such person has such rights, by the Optionee's executors or administrators provided that such person(s) consent(s) in writing to abide by and be subject to the terms of the Plan and the Option and such writing is delivered to the Company.

                 (h) Termination of Services as Director. If an Optionee's performance of services for the Company as a director shall terminate for any reason other than death or Disability, then he may exercise his Option, to the extent he was entitled to do so at the date of termination of performance of services, at any time, or from time to time, within three months after the date of termination of performance of services, but in no event later than the expiration date specified pursuant to section 6(c); provided, however, in the case of termination of performance of services as a director for cause, the Option shall cease to be exercisable on the date of such termination. For this purpose, "cause" shall mean misappropriation of the assets of the Company or any Subsidiary resulting in a material lose to such entity. For the purposes of the Plan and any other agreement, the Optionee's performance of services shall be deemed to have terminated on the earlier of
(1) the date when the Optionee's performance of services in fact terminated or
(2) the date when the Optionee gave or received written notice that his performance of services is to terminate.

                 (i) No Rights as Stockholder. No Optionee shall have any rights as a stockholder with respect to any shares subject to an Option prior to the date of issuance to him of a certificate or certificates for such shares, upon the exercise of such Option.

         7. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of Options under the Plan, and the obligation of the Company to transfer shares under such Options shall be subject to all applicable federal and state laws, rules and regulations, including those related to disclosure of financial and other information to Optionees, and to any approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange on which the Stock may then be listed, if such listing is required under the rules or regulations of such exchange, and (b) the compliance with applicable federal and state securities laws and regulations relating to the issuance and delivery of such certificates; provided, however, that the Company shall make all reasonable efforts to so list such shares and to comply with such laws and regulations.

         8. Amendment and Discontinuance. The Board may from time to time amend, suspend or discontinue the Plan; provided, however, that, subject to the provisions of Section 9(c), no action of the Board without approval of the stockholders of the Company may (a)





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materially increase the number of shares which may be issued pursuant to
Options granted under the Plan or the number of shares for which an Option may be granted to any participant under the Plan; (b) change the provisions of the Plan regarding the termination of an Option or the time when Options may be exercised; (c) change the period during which any Options may be granted or remain outstanding or the date on which the Plan shall terminate; (d) change the designation of the class of persons eligible to receive Options or (e) otherwise materially change the benefits accruing to participants under the Plan. The requirements of Sections 2, 3, 4, 5, and 6 shall not be amended more than once every six months, other than to conform with changes in the Code or the rules and regulations thereunder. Notwithstanding the foregoing, if the SEC amends SEC Rule 16b-3, such amendments shall be permissible without stockholder approval to the fullest extent permitted under such Rule as then in effect.

         9.      General Provisions.

                 (a)      Assignability.   The rights and benefits under the
Plan or any Option shall not be assignable or transferable by an Optionee other than by will or by the laws of descent and distribution, and during the lifetime of the Optionee, Options shall be exercisable only by the Optionee who received them or the Optionee's guardian or legal representative.

                 (b) Termination of Plan. No Options may be granted under the Plan after the date which is five years after the effective date of the Plan (or if such date is not a business day, on the next succeeding business day). The Plan shall automatically terminate after all Options granted thereunder have terminated or expired.

                 (c) Adjustments in Event of Change in Stock. In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, exchange of shares, or of any similar change affecting the stock, the number and class of shares subject to outstanding Options, the option price per share thereof, and any other terms of the Plan or the Options which in the Ineligible Directors' sole discretion require an equitable adjustment shall be appropriately adjusted consistent with such change in such manner as the Ineligible Directors may deem appropriate.

                 (d) No Right to Continue as a Director. Neither the Plan, nor the granting of an Option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a Director for any period of time, or at any particular rate of compensation.

                 (e)      ERISA.  The Plan is not an employee benefit plan





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which is subject to the provisions of ERISA, and the provisions of Code Section
401(a) are not applicable to the Plan.

                 (f) Non-Qualified Stock Options. All Options granted under the Plan shall be non-qualified options not entitled to special tax treatment under Code Section 422, as may be amended from time to time.

                 (g) Stockholder Approval. The Plan is expressly made subject to the approval by the holders of a majority of the issued and outstanding shares of Stock of the Company present, or represented, and entitled to vote at a meeting of the stockholders duly held in accordance with applicable law of the State of Delaware. If the Plan is not so approved within one year after its adoption by the Board or the SEC does not revise SEC Rule 16b-3 to remove the requirement of stockholder approval, the Plan shall not come into effect and any Option granted pursuant hereto shall terminate and end. No Option or right granted hereunder shall be exercisable unless and until such stockholder approval is obtained or revision removing the requirement of stockholder approval becomes effective.

                 (h) Public Offering. The Plan and Options granted under the Plan shall not become effective until the first sale of shares of Stock by the Company to the underwriters pursuant to the Public Offering. Should such sale of shares not occur on or before May 1, 1995, the Plan shall not come into effect.

                 (i) Plan Provisions Control Terms of Awards. The terms of this Plan shall govern all Options granted under this Plan and in no event shall the Ineligible Directors have the power to grant any Option under this Plan which is contrary to any of the provisions of the Plan. In the event the terms of any written agreement evidencing Options granted hereunder are inconsistent with the Plan, the Plan shall be controlling.

                 (j) Funding. No provision of the Plan shall require or permit the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of a segregated or separately maintained or administered fund for such purposes.

                 (k) Effective Date of the Plan. The Plan shall take effect March 31, 1995, subject to approval by the stockholders of the Company pursuant to the provisions of Section 9(g) and to the consummation of the Public Offering pursuant to Section 9(h).

                 (l) Governing Law. To the extent not superseded by federal law, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Texas and construed accordingly.





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                 (m)      Variation of Pronouns.  All pronouns and any
variations thereof contained herein shall be deemed to refer to masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

                             W I T N E S S E T H :


         Pursuant to the authority granted to the undersigned by the Board of Directors of Medite Corporation, the Medite Corporation 1995 Non-Employee Stock Option Plan, as attached hereto be, and it hereby is, adopted effective as of March 31, 1995.

         Dated as of this 17th day of March, 1995.

                                     Medite Corporation



                                     By: /s/ MICHAEL A. SNETZER
                                         ___________________________________
                                         Michael A. Snetzer, Chairman of the
                                         Board and Chief Executive Officer



[SEAL]

Attest:


/s/ MARGARET A. MANN
______________________________
Margaret A. Mann, Secretary

                               MEDITE CORPORATION

                             STOCK OPTION AGREEMENT

                      GRANT OF NON-QUALIFIED STOCK OPTION


                                                    EXERCISE PRICE PER
NUMBER OF SHARES:       GRANTED TO:                    DATE OF GRANT:           SHARE:

   ________              _______________________         __/__/95              $_________



 EXPIRATION DATE(S):             VESTING DATE(S):



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

 __/__/00                        __/__/96 (_______ Shares)



         THIS AGREEMENT is made and entered into, as of the date of grant set forth above, by and between Medite Corporation, a Delaware corporation ("Medite" or the "Company"), and the above named non-employee director of Medite (the "Grantee").


                             W I T N E S S E T H :

         WHEREAS, Medite has established the "Medite Corporation 1995 Non-Employee Director Stock Option Plan which became effective as of March 1, 1995 (the "1995 Plan"), to advance the interests of the Company by providing an inducement to obtain and retain the services of qualified persons who are neither employees nor officers of the Company to serve as members of the Board of Directors of Medite.

         WHEREAS, pursuant to the provisions of the 1995 Plan, the members of the Board of Directors of Medite who are not eligible to participate in the 1995 Plan (the "Ineligible Directors") have the full power and authority to direct the execution and delivery of this Agreement in the name and on behalf of Medite.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Subject and pursuant to all terms and conditions stated in this Agreement and in the 1995 Plan, which is incorporated by reference into this Agreement and made a part hereof as though fully set forth herein, Medite hereby grants to Grantee a non-qualified stock option ("NSO"), as defined under the 1995 Plan, to purchase the number of shares of Medite's common stock, par value $.01 per share, set forth above (the "Option Shares"), at the exercise price, and on or before the expiration date set forth above. Grantee hereby accepts the NSO on such terms and conditions.

         2. Grantee shall, subject to the limitations of this Agreement and the 1995 Plan, have the right to exercise the NSO commencing one year after the date of grant by purchasing all or any part of the Option Shares then available for purchase under the vesting schedule set forth above.

         3. Grantee shall exercise all or any part of the NSO by delivering written notice to the Ineligible Directors of the number of option shares to be purchased together with payment, in cash, for the exercised price of such Option Shares. Such notice shall be sent to the Ineligible Directors at Medite Corporation, Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240, Attention: Corporate Secretary. The NSO shall be deemed to have been exercised on the date the written notice and required consideration are received on behalf of the Ineligible Directors.
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         4.      Except as hereinafter provided or as provided under the terms of the Plan, the full unexercised portion of the NSO granted by this Agreement shall terminate effective as of the sooner of (i) three months after the earlier of (a) the date the Grantee's performance of services for the Company in fact are terminated or (b) the date when the Grantee gave or received written notice that his performance of services for the Company is to terminate or (ii) the expiration date of the NSO. In the event termination of performance of services occurs due to disability or death, the full unexercised portion of the NSO may be exercised at any time within the lesser of (i) 1 year from the date of such disability or death, as the case may be, or (ii) the remaining term of the NSO.

         5. The stock certificates representing Option Shares shall not be issued by the Company until receipt of written notice from the Ineligible Directors or their authorized agent that the issuance of such certificates is appropriate pursuant to the terms of 1995 Plan and this Agreement. Upon receipt of such notice the Company shall have issued to Grantee the certificates representing such Option Shares.

         6. Grantee agrees (i) not to disclose any trade or secret data or any other confidential information acquired during his or her service to the Company or after the termination of such service, and (ii) to abide by all terms and conditions as may be imposed by the Ineligible Directors from time to time.

         7. Grantee acknowledges that applicable securities laws may restrict the right and govern the manner in which Grantee may dispose of the Option Shares obtained upon exercise of the NSO granted pursuant to this Agreement and Grantee agrees not to offer, sell or otherwise dispose of any such shares in a manner which would violate the Securities Act of 1933 or any other federal or state law.

         8. Grantee agrees to abide by all requirements of the Company, as to which Grantee may from time to time be notified, with respect to federal, state or local taxes, including the withholding of such taxes by the Company.

         9. Neither this Agreement nor the NSO granted hereby may be transferred or assigned, other than by will or the laws of descent and distribution, and the NSO hereby granted may not be exercised by any person other than Grantee during Grantee's lifetime.

         10. This Agreement shall be binding upon and inure to the benefit of the Company and Grantee and their respective heirs, representatives and successors.

         11. Grantee, by execution of this Agreement, acknowledges receipt of a copy of the 1995 Plan and agrees to abide by all of the terms and conditions of this Agreement and the 1995 Plan. In the event of any conflict between the 1995 Plan and this Agreement, the 1995 Plan shall control and this Agreement shall be deemed to be modified accordingly.

         12. To the extent not superseded by federal law, the laws of the State of Texas shall control in all matters relating to this Agreement and any action relating to this Agreement must be brought in Dallas County, State of Texas.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the date of grant set forth above.

ATTEST:                                       Medite Corporation


_________________________             By:     ______________________________
Margaret A. Mann,                             Ineligible Director
Secretary

                                      By:     ______________________________
                                              Ineligible Director



                                      By:     ______________________________
                                              Ineligible Director


                                              GRANTEE:


                                              ______________________________